UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 23, 2005
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     Effective as of September 23, 2005, the Board of Directors of Visteon Corporation (the “Company”) adopted amendments to the Company’s code of business conduct and ethics, “A Pledge of Integrity” (the “Code”), which applies to all officers, employees and directors of the Company. The amended Code is filed as Exhibit 14.1 to this Current Report on Form 8-K and will also be posted on the corporate governance web page of the Company’s website at www.visteon.com.
     The amendments update the Code, by among other things, providing greater emphasis or more detailed clarification regarding the safeguarding of company assets and the protection of confidential and proprietary information, the maintenance of accurate books and records, the duty to cooperate with governmental or internal investigations and audits, identifying business conflicts of interest and potential antitrust concerns, the prohibition on retaliation for reporting concerns, and the obligation to report known or suspected violations of the Code and the various avenues available to do so.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
14.1	Visteon Corporation — A Pledge of Integrity, as amended effective September 23, 2005 (code of business conduct and ethics).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: September 28, 2005	By:	/s/ John Donofrio
John Donofrio
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page
14.1	Visteon Corporation — A Pledge of Integrity, as amended effective September 23, 2005 (code of business conduct and ethics).